Form 8-K/A             MINUTEMAN INTERNATIONAL, INC.
EXHIBIT 2.4         UNAUDITED PROFORMA BALANCE SHEET
                              SEPTEMBER 30, 1998
                                  (in 000's)

                                                                                      PROFORMA
                                                      MINUTEMAN     AAR POWERBOSS    ADJUSTMENTS
                                                       9/30/98         8/31/98         (NOTE 2)         PROFORMA
                                                       -------         -------       -----------        --------
ASSETS:
CURRENT ASSETS
      CASH & CASH EQUIVALENTS                            1,385             -              -               1,385
      SHORT TERM INVESTMENTS                               548                                              548
      ACCOUNTS RECEIVABLES, NET                         13,328           2,813           (143)           15,998
      DUE FROM AFFILIATES                                  408                                              408
      INVENTORIES, NET                                  13,050           5,402           (233)           18,219
      PREPAIDS                                               1              69                               70
      DEFERRED INCOME TAXES                                500                                              500
      RECEIVABLES TRANSFERRED TO FINANCIAL
       INSTITUTION                                         -             2,068         (2,068)              -
                                                       -------          ------         ------           -------
TOTAL CURRENT ASSETS                                    29,220          10,352         (2,444)           37,128
                                                       -------          ------         ------           -------
PROPERTY, PLANT & EQUIPMENT                             20,325           7,093         (3,005)           24,413
ACCUMULATED DEPRECIATION                               (11,389)         (4,445)         1,102           (14,732)
                                                       -------          ------         ------           -------
NET PROPERTY, PLANT AND EQUIPMENT                        8,936           2,648         (1,903)            9,681

GOODWILL                                                   194             -            5,950             6,144

OTHER ASSETS                                               -               102            -                 102
                                                       -------          ------         ------           -------
      TOTAL ASSETS                                      38,350          13,102          1,603            53,055
                                                       =======          ======         ======           =======

Form 8-K/A             MINUTEMAN INTERNATIONAL, INC.
EXHIBIT 2.4         UNAUDITED PROFORMA BALANCE SHEET
                               SEPTEMBER 30, 1998
                                   (in 000's)

                                                                                                    PROFORMA
                                                                    MINUTEMAN     AAR POWERBOSS    ADJUSTMENTS
                                                                      9/30/98        8/31/98         (NOTE 2)       PROFORMA
                                                                      -------        -------       -----------      --------
LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
      NOTES PAYABLE                                                     1,500            -              -              1,500
      ACCOUNTS PAYABLE                                                  3,670          2,053            -              5,723
      CASH OVERDRAFT                                                      -              207           (207)             -
      ACCRUED EXPENSES                                                  2,165            923            (71)           3,017
      INCOME TAXES                                                        197            -                               197
      OBLIGATIONS FOR TRANSFERRED RECEIVABLES                             -            2,068         (2,068)             -
                                                                      -------         ------         ------         --------
TOTAL CURRENT LIABILITIES                                               7,532          5,251         (2,346)          10,437

LONG TERM DEBT                                                            -              -           11,800           11,800
DEFERRED INCOME TAXES                                                     200            -                               200
PAYABLE TO AAR CORP                                                                    9,606         (9,606)             -

SHAREHOLDERS EQUITY (OWNERS' DEFICIT)
      COMMON STOCK                                                      6,396              1             (1)           6,396
      CAPITAL SURPLUS                                                                  7,723         (7,723)             -
      RETAINED EARNINGS                                                24,469         (9,479)         9,479           24,469
      CURRENCY TRANSLATION                                               (247)           -              -               (247)
                                                                      -------         ------         ------         --------

TOTAL SHAREHOLDERS' EQUITY (OWNERS' DEFICIT)                           30,618         (1,755)         1,755           30,618
                                                                      -------         ------         ------         --------
TOTAL LIABILITIES AND
SHAREHOLDERS EQUITY                                                    38,350         13,102          1,603           53,055
                                                                      =======         ======         ======         ========

SEE NOTES TO PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

 FORM 8-K/A                                     MINUTEMAN INTERNATIONAL, INC.
 EXHIBIT 2.4                                    UNAUDITED PROFORMA STATEMENT OF OPERATIONS
                                                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                    (000's)

                                                                AAR          PROFORMA         PROFORMA
                                                MINUTEMAN INT'L POWERBOSS    ADJUSTMENTS      September 30, 1998
                                                   (9/30/98)    (11/23/98)     (REF #)
Net sales                                        $   43,548     $ 14,787     $     -          $         58,335
Cost of sales                                    $   29,504     $ 13,038     $     -          $         42,542
                                                 -------------------------------------------------------------
 Gross Profit                                    $   14,044     $  1,749     $     -          $         15,793

 Selling, General and Administrative             $    9,869     $  1,918     $     -          $         11,787
                                                 ----------     --------     -------------    ----------------
 Income <Loss> from operations                   $    4,175     $   (169)    $     -          $          4,006

Other income (Expense)
 Interest income                                 $       19     $     17     $     -          $             36
 Interest expense                                $      (75)    $   (665)    $     116 (4)    $           (624)
 Other-net(includes amortization)                $      418     $     27     $    (224)(3)    $            221
                                                 -------------------------------------------------------------
    Other income (Expense)                       $      362     $   (621)    $    (108)       $           (367)

 Income before income taxes                      $    4,537     $   (790)    $    (108)       $          3,639
                                                 -------------------------------------
 (Provision) Benefit for income taxes            $   (1,752)    $    280     $      42        $         (1,430)
                                                 ----------     --------     ---------        ----------------
 Net income (Loss)                               $    2,785     $   (510)    $     (66)       $          2,209
                                                 ----------     --------     ---------        ----------------


SEE NOTES TO PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

 FORM 8-K/A                                     MINUTEMAN INTERNATIONAL, INC.
 EXHIBIT 2.4                                    UNAUDITED PROFORMA STATEMENT OF OPERATIONS
                                                FOR THE YEAR ENDED DECEMBER 31, 1997
                                                    (000's)

                                                                AAR          PROFORMA          PROFORMA
                                                MINUTEMAN INT'L POWERBOSS    ADJUSTMENTS       December 31, 1997
                                                                             (REF #)
Net sales                                        $   53,346      $ 22,759     $     -          $        76,105
Cost of sales                                    $   36,917      $ 20,175     $     -          $        57,092
                                                 -------------------------------------------------------------
 Gross Profit                                    $   16,429      $  2,584     $     -          $        19,013

 Selling, General and Administrative             $   12,179      $  2,072     $     -          $        14,251
                                                 ----------      --------     ---------        ---------------
 Income from operations                          $    4,250      $    512     $     -          $         4,762

Other income (Expense)
 Interest income                                 $       53      $      4     $     -          $            57
 Interest expense                                $      (57)     $   (995)    $     263 (4)    $          (789)
 Other-net(includes amortization)                $      107      $     15     $    (298)(3)    $          (176)
                                                 -------------------------------------------------------------
    Other income (Expense)                       $      103      $   (976)    $     (35)       $          (908)

 Income (Loss) before income taxes               $    4,353      $   (464)    $     (35)       $         3,854

 (Provision) Benefit for income taxes            $   (1,506)     $    166     $      12        $        (1,328)
                                                 ----------      --------     ---------        ---------------
 Net income (Loss)                               $    2,847      $   (298)    $     (23)       $         2,526
                                                 ----------      --------     ---------        ---------------

SEE NOTES TO PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                          MINUTEMAN INTERNATIONAL, INC.

                          NOTES TO PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                                    (000's)

                                   Exhibit 2.4

Adjustments to the Pro Forma Condensed Consolidated Balance Sheet:

1. The cash purchase price of $11,631, including costs directly related to the transaction, was financed with borrowings from the Company's $13,500 revolving credit facility.

2.   The purchase price of $11,631 is allocated as follows:

     Accounts Receivable                         $ 1,934
     Inventories                                   4,887
     Prepaid Expenses and other assets                88
     Property, Plant, Equipment                      655
     Accounts Payable                             <1,236>
     Accrued Expenses and other
          Current Liabilities                    <   647>
     Excess Purchase Price over Net
          Identifiable Assets (Goodwill)           5,950
                                                   -----
                                                 $11,631

     Certain assets and liabilities of AAR PowerBoss were not purchased (assumed) by Minuteman International, Inc. per the terms of this Purchase Agreement.

     No non-operating liabilities were assumed by Minuteman International, Inc.

Adjustments to the Pro Forma Condensed Consolidated Statement of Operations:

3. Adjustments to amortization of goodwill to reflect the allocation of purchase price. Estimated amortization of goodwill is based on a straight-line basis over twenty years.

4. Adjustments to interest expense reflect additional borrowings related to the acquisition, using an effective annual interest rate of 6.2%

5.   Significant Accounting Policies - Consolidation Principles

     The consolidated financial statements include the accounts of Minuteman International, Inc. and its subsidiaries. Significant intercompany transactions and balances are eliminated in consolidation.